UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

UNITED AIRLINES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive,	Chicago,	IL	60606
(Address of principal executive offices)			(Zip Code)
(872) 825-4000
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a)    United Airlines Holdings, Inc. (the "Company") held its 2022 Annual Meeting of Stockholders (the "Annual Meeting") on May 25, 2022.
(b)    The matters submitted to a vote at the Annual Meeting and the voting results of such matters are as follows:
Item 1 – Election of Directors. Holders of the Company's common stock elected each of the 11 directors nominated by the Company's Board of Directors to serve as directors of the Company, each for a term expiring at the annual meeting of stockholders in 2023 and until his or her successor has been elected and qualified or his or her earlier death, resignation or removal, based upon the votes set forth in the table below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Carolyn Corvi	150,164,180	4,978,470	551,284	78,530,755
Matthew Friend	152,449,773	2,649,701	594,460	78,530,755
Barney Harford	151,761,261	3,332,174	600,499	78,530,755
Michele J. Hooper	150,406,625	4,730,550	556,759	78,530,755
Walter Isaacson	149,243,794	5,870,764	579,376	78,530,755
James A. C. Kennedy	151,123,707	3,928,052	642,175	78,530,755
J. Scott Kirby	151,664,814	3,532,551	496,569	78,530,755
Edward M. Philip	148,124,760	6,806,002	763,172	78,530,755
Edward L. Shapiro	149,696,609	5,352,723	644,602	78,530,755
Laysha Ward	150,028,004	5,118,826	547,104	78,530,755
James M. Whitehurst	148,329,901	6,748,086	615,947	78,530,755
The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the "ALPA"), the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Captain Michael Hamilton at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2023 and until his successor has been elected and qualified or his earlier death, resignation or removal.
The International Association of Machinists and Aerospace Workers (the "IAM"), the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Richard Johnsen at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2023 and until his successor has been elected and qualified or his earlier death, resignation or removal.
Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022 based upon the votes set forth in the table below:

For	Against	Abstain
228,251,589	4,668,666	1,304,436

Item 3 – Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved a nonbinding, advisory resolution approving the compensation of the Company’s named executive officers, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 14, 2022 (the "Proxy Statement"), based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
146,850,632	8,217,574	625,730	78,530,755

Item 4 –Stockholder Proposal Regarding Lobbying Policies and Activities. The Company’s stockholders did not approve a stockholder proposal requesting that the Company’s Board of Directors issue an annual report disclosing information regarding the Company’s lobbying policies and activities based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
56,946,343	97,662,739	1,084,854	78,530,755

The above items are described in more detail in the Company’s Proxy Statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President and Chief Legal Officer

Date: May 31, 2022

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